UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MAY 21, 2008
NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 21, 2008, Nortel Networks Corporation (the “Company”) announced an increase in size and the pricing of the previously announced offering by its principal direct operating subsidiary, Nortel Networks Limited, of 10.750% senior unsecured notes due 2016 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States pursuant to Regulation S under the Securities Act, and to accredited investors in Canada pursuant to applicable private placement exemptions. The Notes will be fully and unconditionally guaranteed by the Company and initially guaranteed by the Company’s indirect subsidiary, Nortel Networks Inc. The placement of the Notes is subject to customary closing conditions and is expected to close on May 28, 2008.
The press release announcing the increase in size and pricing is being issued pursuant to and in accordance with Rule 135c under the Securities Act and a copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press release issued by the Company on May 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Michael W. McCorkle
Michael W. McCorkle
Treasurer

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on May 21, 2008.

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